Exhibit 99.1

Contacts:
PR/Media Inquiries: Sarah Comstock Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC ICR Healthcare
+1-801-432-2864	+1-443-213-0509
sarah.comstock@merit.com	mike.piccinino@icrhealthcare.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS AND ISSUES FISCAL YEAR 2025 GUIDANCE

Fourth Quarter Highlights†

●	Reported revenue of $355.2 million, up 9.4%
●	Constant currency revenue* and constant currency revenue, organic* up 10.1% and up 6.1%, respectively
●	GAAP operating margin of 10.3%, compared to 10.4% in prior year period
●	Non-GAAP operating margin* of 19.6%, compared to 16.6% in prior year period
●	GAAP EPS $0.46, down 2.6%,
●	Non-GAAP EPS* $0.93, up 25.8%, and
●	Free cash flow* generation of $65.3 million, up 18.4%

Fiscal Year 2024 Highlights†

●	Reported revenue of $1.357 billion, up 7.9%
●	Constant currency revenue* and constant currency revenue, organic* up 8.5% and up 6.0%, respectively
●	GAAP operating margin of 11.5%, compared to 9.9% in prior year
●	Non-GAAP operating margin* of 19.0%, compared to 17.2% in prior year
●	GAAP EPS $2.03, up 25.3%,
●	Non-GAAP EPS* $3.46, up 21.3%, and
●	Free cash flow* generation of $185.7 million, up 67.5%

Fourth Quarter Business Developments

●	Completed the acquisition of lead management portfolio of medical devices and certain related assets from Cook Medical Holdings, LLC
●	Announced FDA premarket approval of the Wrapsody® Cell-Impermeable Endoprosthesis device, which is intended to extend long-term vessel patency in dialysis patients
●	Substantially completed integration of the production, distribution and sale of the EsophyX® Z+ device previously acquired from Endogastric Solutions, Inc.

Fiscal Year 2025 Guidance

●	Revenue of $1.470 billion to $1.490 billion, up 8% - 10% year-over-year
●	Non-GAAP EPS of $3.58 to $3.70, up 4% - 7% year-over-year

† Comparisons noted in the bullet points are calculated for the current quarter compared with the fourth quarter of 2023 or for the current year compared with fiscal year 2023, as applicable, unless otherwise specified. Amounts in this release are rounded while percentages are calculated from the underlying amounts.

* Constant currency revenue; constant currency revenue, organic; non-GAAP gross profit and margin; non-GAAP operating income and margin; non-GAAP net income; non-GAAP EPS; and free cash flow figures (used here and below) are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, February 25, 2025 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $355.2 million for the quarter ended December 31, 2024, an increase of 9.4% compared to the quarter ended December 31, 2023. Constant currency revenue for the fourth quarter of 2024 increased 10.1% compared to the prior year period and increased 6.1% compared to the prior year period on a constant currency revenue, organic, basis. Revenue for the year ended December 31, 2024 was $1.357 billion, an increase of 7.9% compared to the year ended December 31, 2023. Constant currency revenue for 2024 increased 8.5% compared to the prior year and increased 6.0% compared to the prior year on a constant currency revenue, organic, basis.

“We finished 2024 with strong momentum by delivering better-than-expected financial results in the fourth quarter, reflecting continued strong execution,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Our constant currency revenue, organic, and our constant currency total revenue exceeded the high-end of our expectations in the fourth quarter. We delivered impressive year-over-year improvements in our non-GAAP operating margin and our non-GAAP earnings per share, which increased 305 basis points and 26%, respectively, year-over-year. We also delivered strong free cash flow generation in the fourth quarter and generated more than $185 million in fiscal year 2024, representing an increase of 67% year-over-year.”

Mr. Lampropoulos continued: “We are introducing 2025 financial guidance which reflects confidence in our team’s ability to deliver continued strong execution, stable constant currency growth, improving profitability and solid free cash flow generation. We also remain focused on our Continued Growth Initiatives Program and on achieving the related financial targets for the three-year period ending December 31, 2026.”

Merit’s revenue by operating segment and product category for the three and twelve-month periods ended December 31, 2024 and 2023 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency *
	December 31,			Impact of foreign	December 31,
	2024	2023	% Change	exchange	2024	% Change
Cardiovascular
Peripheral Intervention	$140,363	$134,143	4.6%	$1,152	$141,515	5.5%
Cardiac Intervention	95,673	90,242	6.0%	836	96,509	6.9%
Custom Procedural Solutions	51,223	49,624	3.2%	150	51,373	3.5%
OEM	50,441	41,216	22.4%	44	50,485	22.5%
Total	337,700	315,225	7.1%	2,182	339,882	7.8%

Endoscopy
Endoscopy Devices	17,458	9,290	87.9%	19	17,477	88.1%

Total	$355,158	$324,515	9.4%	$2,201	$357,359	10.1%

	Year Ended
	Reported				Constant Currency *
	December 31,			Impact of foreign	December 31,
	2024	2023	% Change	exchange	2024	% Change
Cardiovascular
Peripheral Intervention	$552,168	$502,220	9.9%	$2,852	$555,020	10.5%
Cardiac Intervention	370,993	358,451	3.5%	3,022	374,015	4.3%
Custom Procedural Solutions	201,201	195,333	3.0%	1,192	202,393	3.6%
OEM	177,382	164,556	7.8%	46	177,428	7.8%
Total	1,301,744	1,220,560	6.7%	7,112	1,308,856	7.2%

Endoscopy
Endoscopy Devices	54,770	36,806	48.8%	95	54,865	49.1%

Total	$1,356,514	$1,257,366	7.9%	$7,207	$1,363,721	8.5%

Merit’s GAAP gross margin for the fourth quarter of 2024 was 48.7%, compared to GAAP gross margin of 46.4% for the fourth quarter of 2023. Merit’s non-GAAP gross margin* for the fourth quarter of 2024 was 53.5%, compared to non-GAAP gross margin* of 50.4% for the fourth quarter of 2023. GAAP gross margin for fiscal year 2024 was 47.4%, compared to GAAP gross margin of 46.4% for fiscal year 2023. Non-GAAP gross margin* for fiscal year 2024 was 51.7%, compared to non-GAAP gross margin* of 50.4% for fiscal year 2023.

Merit’s GAAP net income for the fourth quarter of 2024 was $27.9 million, or $0.46 per share, compared to GAAP net income of $27.6 million, or $0.47 per share, for the fourth quarter of 2023. Merit’s non-GAAP net income* for the fourth quarter of 2024 was $56.3 million, or $0.93 per share, compared to non-GAAP net income* of $43.1 million, or $0.74 per share, for the fourth quarter of 2023. GAAP net income for fiscal year 2024 was $120.4 million, or $2.03 per share, compared to GAAP net income of $94.4 million, or $1.62 per share, for fiscal year 2023. Non-GAAP net income* for fiscal year 2024 was $205.4 million, or $3.46 per share, compared to non-GAAP net income* of $166.5 million, or $2.85 per share, for fiscal year 2023.

As of December 31, 2024, Merit had cash and cash equivalents of $376.7 million, total debt obligations of $747.5 million, and outstanding letter of credit guarantees of $2.9 million, compared to cash and cash equivalents of $587 million, total debt obligations of $846.6 million, and outstanding letter of credit guarantees of $2.7 million as of December 31, 2023. Merit had additional available borrowing capacity of approximately $697 million as of December 31, 2024.

Fiscal Year 2025 Financial Guidance

Based upon the information currently available to Merit’s management, for the year ending December 31, 2025, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit anticipates the following financial results:

Revenue and Earnings Guidance*

	Prior Year (As Reported)	Guidance
Financial Measure	Year Ended	Year Ending	% Change
	December 31, 2024	December 31, 2025	Y/Y

Net Sales	$1.357 billion	$1.470 - $1.490 billion	8% - 10%
Cardiovascular Segment	$1.302 billion	$1.395 - $1.413 billion	7% - 9%
Endoscopy Segment	$54.8 million	$74.6 - $76.7 million	36% - 40%

Non-GAAP
Earnings Per Share**	$3.46	$3.58 - $3.70	4% - 7%

*Percentage figures approximated; dollar figures may not foot due to rounding

**Merit’s non-GAAP earnings per share reflect the dilutive impact of its 3.00% Convertible Senior Notes due 2029 (the “Convertible Notes”) calculated using the if-converted method of approximately $.02 and $0.11 for the years ending December 31, 2024 and 2025 respectively. Any offsetting impacts of the capped call associated with the Convertible Notes are not considered.

2025 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Guidance
	Low	High
2025 Net Sales Guidance - % Change from Prior Year (GAAP)	8.4%	9.8%
Estimated impact of foreign currency exchange rate fluctuations	0.2%	0.2%
2025 Net Sales Guidance - % Change from Prior Year (Constant Currency)	8.6%	10.1%

*Percentage figures approximated and may not foot due to rounding

Merit does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures (other than revenue) because Merit is unable to predict with reasonable certainty the financial impact of various items which could impact Merit’s future financial results, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, Merit is unable to address the significance of the unavailable information, which could be material to future results. Specifically, Merit is not, without unreasonable effort, able to reliably predict the impact of these items and Merit believes inclusion of a reconciliation of these forward-looking non-GAAP measures to their GAAP counterparts could be confusing to investors or cause undue reliance.

Merit’s financial guidance for the year ending December 31, 2025 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call today, Tuesday, February 25, 2025, at 5:00 p.m., Eastern Time. To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2024	December 31,
	(Unaudited)	2023
ASSETS
Current Assets
Cash and cash equivalents	$376,715	$587,036
Trade receivables, net	190,243	177,885
Other receivables	16,588	10,517
Inventories	306,063	303,871
Prepaid expenses and other assets	28,544	24,286
Prepaid income taxes	3,286	4,016
Income tax refund receivables	2,335	859
Total current assets	923,774	1,108,470

Property and equipment, net	386,165	383,523
Intangible assets, net	498,265	325,883
Goodwill	463,511	382,240
Deferred income tax assets	16,044	7,288
Operating lease right-of-use assets	65,508	63,047
Other assets	65,336	54,793
Total Assets	$2,418,603	$2,325,244

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$68,502	$65,944
Accrued expenses	134,077	120,447
Current operating lease liabilities	10,331	12,087
Income taxes payable	3,492	5,086
Total current liabilities	216,402	203,564

Long-term debt	729,551	823,013
Deferred income tax liabilities	240	5,547
Long-term income taxes payable	—	347
Liabilities related to unrecognized tax benefits	2,118	1,912
Deferred compensation payable	19,197	17,167
Deferred credits	1,502	1,605
Long-term operating lease liabilities	54,783	56,259
Other long-term obligations	15,451	13,830
Total liabilities	1,039,244	1,123,244

Stockholders' Equity
Common stock	703,219	638,150
Retained earnings	695,541	575,184
Accumulated other comprehensive loss	(19,401)	(11,334)
Total stockholders' equity	1,379,359	1,202,000
Total Liabilities and Stockholders' Equity	$2,418,603	$2,325,244

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net sales	$355,158	$324,515	$1,356,514	$1,257,366
Cost of sales	182,175	173,986	713,181	673,494
Gross profit	172,983	150,529	643,333	583,872

Operating expenses:
Selling, general and administrative	111,074	95,751	399,731	373,676
Research and development	25,194	21,639	87,466	82,728
Impairment charges	—	—	—	270
Contingent consideration expense (benefit)	151	(473)	443	1,704
Acquired in-process research and development	—	—	—	1,550
Total operating expenses	136,419	116,917	487,640	459,928

Income from operations	36,564	33,612	155,693	123,944

Other income (expense):
Interest income	4,741	1,923	26,230	2,456
Interest expense	(7,993)	(4,977)	(31,219)	(15,511)
Other income (expense) — net	(167)	909	(711)	1,200
Total other expense — net	(3,419)	(2,145)	(5,700)	(11,855)

Income before income taxes	33,145	31,467	149,993	112,089

Income tax expense	5,198	3,838	29,636	17,678

Net income	$27,947	$27,629	$120,357	$94,411

Earnings per common share
Basic	$0.48	$0.48	$2.07	$1.64
Diluted	$0.46	$0.47	$2.03	$1.62

Weighted average shares outstanding
Basic	58,541	57,793	58,218	57,593
Diluted	60,613	58,385	59,365	58,356

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended
	December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$120,357	$94,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,709	89,985
Gain on disposition of a business	—	(431)
Write-off of certain intangible assets and other long-term assets	456	506
Amortization of right-of-use operating lease assets	12,023	11,307
Fair value adjustments related to contingent consideration liabilities	443	1,704
Acquired in-process research and development	—	1,550
Deferred income taxes	(14,873)	(12,643)
Stock-based compensation expense	28,473	21,333
Other adjustments	8,156	7,451
Changes in operating assets and liabilities, net of acquisitions and divestitures	(36,945)	(70,022)
Total adjustments	100,442	50,740
Net cash, cash equivalents, and restricted cash provided by operating activities	220,799	145,151

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(35,140)	(34,290)
Cash paid for notes receivable and other investments	(10,433)	(4,755)
Cash paid in acquisitions, net of cash acquired	(320,182)	(134,523)
Other investing, net	(2,898)	(1,779)
Net cash, cash equivalents, and restricted cash used in investing activities	(368,653)	(175,347)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	40,908	15,584
Proceeds from (payments on) long-term debt	(99,063)	619,579
Purchase of capped call option	—	(66,528)
Long-term debt issuance costs	—	(677)
Contingent payments related to acquisitions	(261)	(3,569)
Payment of taxes related to an exchange of common stock	(1,592)	(5,123)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	(60,008)	559,266
Effect of exchange rates on cash	(2,515)	(484)
Net increase (decrease) in cash, cash equivalents and restricted cash	(210,377)	528,586

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	589,144	60,558
End of period	$378,767	$589,144

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	376,715	587,036
Restricted cash reported in prepaid expenses and other current assets	2,052	2,108
Total cash, cash equivalents and restricted cash	$378,767	$589,144

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release may provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustments of $2.2 million and $7.2 million to reported revenue for the three and twelve-month periods ended December 31, 2024, respectively, were calculated using the applicable average foreign exchange rates for the three and twelve-month periods ended December 31, 2023.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three-month period ended December 31, 2024, Merit’s constant currency revenue, organic, excludes revenues attributable to (i) the assets acquired from Cook Medical Holdings, LLC (“Cook Medical”) in November 2024 and (ii) the assets acquired from EndoGastric Solutions, Inc. (“EGS”) in July 2024. For the twelve-month period ended December 31, 2024, Merit’s constant currency revenue, organic, excludes revenues attributable to (a) the assets acquired from EGS in July 2024, (b) the assets acquired from Cook Medical in November 2024 and (c) the assets acquired from AngioDynamics, Inc. in June 2023.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, corporate restructuring charges, and inventory mark-up related to acquisitions. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and twelve-month periods ended December 31, 2024 and 2023. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.7 million and $3.5 million for the three-month periods ended December 31, 2024 and 2023, respectively and $13.2 million and $12.7 million for the twelve-month periods ended December 31, 2024 and 2023, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	December 31, 2024
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$33,145	$(5,198)	$27,947	$0.46

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	16,832	(3,978)	12,854	0.21
Inventory mark-up related to acquisitions	75	(17)	58	0.00
Operating Expenses
Contingent consideration expense	151	48	199	0.00
Amortization of intangibles	2,385	(564)	1,821	0.03
Performance-based share-based compensation (b)	5,841	(141)	5,700	0.09
Corporate restructuring (c)	1,098	(260)	838	0.01
Acquisition-related	5,239	(1,237)	4,002	0.07
Medical Device Regulation expenses (d)	1,395	(329)	1,066	0.02
Other (e)	71	(16)	55	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	2,338	(552)	1,786	0.03

Non-GAAP net income	$68,570	$(12,244)	$56,326	$0.93

Diluted shares				60,613

	Three Months Ended
	December 31, 2023 (a)
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$31,467	$(3,838)	$27,629	$0.47

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,611	(3,032)	9,579	0.16
Corporate restructuring (c)	448	(108)	340	0.01
Inventory mark-up related to acquisitions	68	(17)	51	0.00
Operating Expenses
Contingent consideration benefit	(473)	74	(399)	(0.01)
Amortization of intangibles	2,334	(562)	1,772	0.03
Performance-based share-based compensation (b)	2,459	(350)	2,109	0.04
Corporate restructuring (c)	(137)	34	(103)	(0.00)
Acquisition-related	68	(16)	52	0.00
Medical Device Regulation expenses (d)	2,710	(651)	2,059	0.04
Other (e)	41	(10)	31	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	585	(140)	445	0.01
Gain on disposal of business unit	(431)	—	(431)	(0.01)

Non-GAAP net income	$51,750	$(8,616)	$43,134	$0.74

Diluted shares				58,385

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Year Ended
	December 31, 2024 (a)
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$149,993	$(29,636)	$120,357	$2.03

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	57,659	(13,632)	44,027	0.74
Inventory mark-up related to acquisitions	634	(149)	485	0.01
Operating Expenses
Contingent consideration expense	443	17	460	0.01
Amortization of intangibles	7,931	(1,876)	6,055	0.10
Performance-based share-based compensation (b)	15,237	(1,607)	13,630	0.23
Corporate restructuring (c)	3,128	(739)	2,389	0.04
Acquisition-related	8,849	(2,089)	6,760	0.11
Medical Device Regulation expenses (d)	7,515	(1,774)	5,741	0.10
Other (e)	373	(88)	285	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	6,769	(1,598)	5,171	0.09

Non-GAAP net income	$258,531	$(53,171)	$205,360	$3.46

Diluted shares				59,365

	Year Ended
	December 31, 2023 (a)
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$112,089	$(17,678)	$94,411	$1.62

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	47,795	(11,492)	36,303	0.62
Corporate restructuring (c)	448	(108)	340	0.01
Inventory mark-up related to acquisitions	2,069	(497)	1,572	0.03
Operating Expenses
Contingent consideration expense	1,704	(47)	1,657	0.03
Impairment charges	270	—	270	0.00
Amortization of intangibles	8,293	(1,998)	6,295	0.11
Performance-based share-based compensation (b)	8,526	(1,121)	7,405	0.13
Corporate restructuring (c)	7,065	(1,695)	5,370	0.09
Acquisition-related	5,286	(1,269)	4,017	0.07
Medical Device Regulation expenses (d)	11,822	(2,838)	8,984	0.15
Other (e)	(1,268)	304	(964)	(0.02)
Other (Income) Expense
Amortization of long-term debt issuance costs	1,639	(393)	1,246	0.02
Gain on disposal of business unit	(431)	—	(431)	(0.01)

Non-GAAP net income	$205,307	$(38,832)	$166,475	$2.85

Diluted shares				58,356

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended		Year Ended		Year Ended
	December 31, 2024		December 31, 2023 (a)		December 31, 2024 (a)		December 31, 2023 (a)
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$355,158		$324,515		$1,356,514		$1,257,366

GAAP Operating Income	36,564	10.3%	33,612	10.4%	155,693	11.5%	123,944	9.9%
Cost of Sales
Amortization of intangibles	16,832	4.7%	12,611	3.9%	57,659	4.3%	47,795	3.8%
Corporate restructuring (c)	—	—	448	0.1%	—	—	448	0.0%
Inventory mark-up related to acquisitions	75	0.0%	68	0.0%	634	0.0%	2,069	0.2%
Operating Expenses
Contingent consideration expense (benefit)	151	0.0%	(473)	(0.1)%	443	0.0%	1,704	0.1%
Impairment charges	—	—	—	—	—	—	270	0.0%
Amortization of intangibles	2,385	0.7%	2,334	0.7%	7,931	0.6%	8,293	0.7%
Performance-based share-based compensation (b)	5,841	1.6%	2,459	0.8%	15,237	1.1%	8,526	0.7%
Corporate restructuring (c)	1,098	0.3%	(137)	(0.0)%	3,128	0.2%	7,065	0.6%
Acquisition-related	5,239	1.5%	68	0.0%	8,849	0.7%	5,286	0.4%
Medical Device Regulation expenses (d)	1,395	0.4%	2,710	0.8%	7,515	0.6%	11,822	0.9%
Other (e)	71	0.0%	41	0.0%	373	0.0%	(1,268)	(0.1)%

Non-GAAP Operating Income	$69,651	19.6%	$53,741	16.6%	$257,462	19.0%	$215,954	17.2%

Note: Certain percentages may not sum to totals due to rounding.

(a)	Beginning in the second quarter of 2024, consulting expenses associated with initiatives conducted under Merit’s Foundations for Growth Program (“FFG Program”) are not adjusted as part of its non-GAAP financial measures. As a result, Merit’s non-GAAP financial measures for prior periods have been recast for comparability. For the three-month period ended December 31, 2023, Merit’s non-GAAP financial measures have been updated to no longer adjust $5.3 million for consulting fees under its FFG Program and the related income tax effect. For the twelve-month periods ended December 31, 2024 and 2023, Merit’s non-GAAP financial measures have been updated to no longer adjust $1.0 million and $12.3 million, respectively, for consulting fees under our FFG Program and the related income tax effects. As of December 31, 2023, Merit completed the final year of its FFG Program.
(b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
(c)	Includes $1.1 million and $3.1 million for the three and twelve-month periods ended December 31, 2024, respectively, for employee termination benefits associated with activities related to corporate restructuring initiatives primarily for the integration of our acquisition of EGS. For the twelve-month period ended December 31, 2023, includes employee termination benefits associated with restructuring activities related to corporate initiatives of $2.7 million, includes $4.3 million for the write-off of other long-term assets associated with the divestiture or exit of certain businesses or product lines, and within cost of sales included $0.4 million for the write-off of inventory related to the divestiture or exit of certain businesses or product lines.
(d)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation (“MDR”).
(e)	Represents costs to comply with Merit’s corporate integrity agreement with the U.S. Department of Justice (the “DOJ”). The twelve-month period ended December 31, 2023 also includes an insurance reimbursement of approximately $(3.0) million for costs incurred in responding to an inquiry by the DOJ which was settled in 2020, and acquired in-process research and development charges of $1.6 million.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited, in thousands except percentages)

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2024	2023	% Change	2024	2023
Reported Revenue	9.4%	$355,158	$324,515	7.9%	$1,356,514	$1,257,366

Add: Impact of foreign exchange		2,201	—		7,207	—

Constant Currency Revenue (a)	10.1%	$357,359	$324,515	8.5%	$1,363,721	$1,257,366

Less: Revenue from certain acquisitions		(13,089)	—		(31,457)	—

Constant Currency Revenue, Organic (a)	6.1%	$344,270	$324,515	6.0%	$1,332,264	$1,257,366

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Reported Gross Margin	48.7%	46.4%	47.4%	46.4%

Add back impact of:
Amortization of intangibles	4.7%	3.9%	4.3%	3.8%
Corporate restructuring (a)	—	0.1%	—%	0.0%
Inventory mark-up related to acquisitions	0.0%	0.0%	0.0%	0.2%

Non-GAAP Gross Margin	53.5%	50.4%	51.7%	50.4%

Note: Certain percentages may not sum to totals due to rounding.

(a) Represents corporate restructuring charges reflected within costs of sales including the write-off of inventory related to the divestiture or exit of certain businesses or product lines.

ABOUT MERIT

Founded in 1987, Merit is engaged in the development, manufacture, and distribution of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves customers worldwide with a domestic and international sales force and clinical support team totaling more than 800 individuals. Merit employs approximately 7,400 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others:

●	statements proceeded or followed by, or that include the words, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “projects,” “forecasts,” “potential,” “target,” “continue,” “upcoming,” “optimistic” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology;
●	statements that address Merit’s future operating performance or events or developments that Merit’s management expects or anticipates will occur, including, without limitation, any statements regarding Merit’s projected revenues, earnings or other financial measures, Merit’s plans and objectives for future operations, Merit’s proposed new products or services, the integration, development or commercialization of the business or any assets acquired from other parties, future economic conditions or performance, the implementation of, and results which may be achieved through, Merit’s Continued Growth Initiatives Program or other business optimization initiatives, and any statements of assumptions underlying any of the foregoing; and
●	statements regarding Merit’s past performance, efforts, or results about which inferences or assumptions may be made, including statements proceeded or followed by the words "preliminary," "initial," "potential," "possible," "diligence," "industry-leading," "compliant," "indications," or "early feedback" or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology.

Forward-looking statements contained in this release are based on management’s current expectations and assumptions regarding future events or outcomes, all of which are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) and other filings with the SEC. While the following list is not comprehensive, such risks and uncertainties include inherent risks and uncertainties associated with Merit’s integration of products acquired from EGS and Cook Medical, Merit’s ability to achieve anticipated financial results, product development and other anticipated benefits of the EGS and Cook Medical acquisitions; uncertainties as to whether Merit will achieve sales, gross and operating margins, net income and earnings per share performance consistent with its forecasts associated with those completed and proposed acquisitions; shifts in trade policies in the U.S. or other countries, including new or modified tariffs or other measures; effects of the Convertible Notes on Merit’s net income and earnings per share performance; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the DOJ; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the MDR, and risks that such products may not be developed successfully or approved for commercial use; the safety, efficacy and patient and physician adoption of Merit’s products; outcomes of ongoing and future clinical trials and market studies relating to Merit’s products; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations;

restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions or exposure to additional tax liabilities which may adversely affect Merit’s effective tax rate; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; extreme weather events; geopolitical events; and other factors referenced in the 2024 Annual Report and other materials filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

# # #